As filed with the Securities and Exchange Commission on August 21, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

MOBILICOM LIMITED

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Australia	3721	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Rakefet Street, Shoham, Israel 6083705

+972 (77) 710 30 60

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mobilicom Limited Employee Security Incentive Plan

(Full title of the plan)

Mobilicom Inc.

1007 N. Orange Street

Wilmington, Delaware

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Huberman, Esq. Michael Soumas, Esq. Greenberg Traurig, P.A. One Azrieli Center Round Tower, 30th floor 132 Menachem Begin Rd Tel Aviv, Israel 6701101 Telephone: +972 (0) 3.636.6033	Patrick Gowans QR Lawyers Level 6, 400 Collins Street Melbourne, VIC 3000, Australia Tel: +61 3 8692-9000 Fax: +61 3 8692-9040

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Mobilicom Limited (the “Company” or the “Registrant”) previously filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-284265) to register under the Securities Act of 1933, as amended (the “Securities Act”) (i) 272,645,379 ordinary shares, no par value per share (the “Ordinary Shares”), of the Registrant issuable upon the exercise of options outstanding under the Amended and Restated Mobilicom Limited Employee Share Option Plan (the “Plan”) and (ii) 120,000,000 Ordinary Shares of the Registrant reserved for issuance under the Plan. The previously-filed registration statement is referred to herein as the “Prior Registration Statement.”

In accordance with General Instruction E to Form S-8, the Company is filing this registration statement on Form S-8 solely to register an additional 500,000,000 Ordinary Shares which may be issued under the Plan over and above the number of Ordinary Shares issuable pursuant to the Plan that were registered under the Prior Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference in their entirety, with the exception of Items 3 and 8 of Part II of such Prior Registration Statement, each of which is amended and restated in its entirety herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “SEC”) by Mobilicom Limited (the “Registrant”) are incorporated herein by reference.

(1) The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 27, 2025;

(2) The Registrant’s Reports on Form 6-K filed with the SEC on March 27, 2025, May 19, 2025, June 5, 2025, June 26, 2025, June 30, 2025 and August 12, 2025 (in each case, to the extent expressly incorporated by reference into our effective registration statements; and

(3) The description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC pursuant to the Exchange Act on August 24, 2022 (File No. 001- 41427), as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 27, 2025, including any amendment or report filed with the SEC for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post- effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8. EXHIBITS

See attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoham, Israel, on August 21, 2025.

MOBILICOM LIMITED

By:	/s/ Oren Elkayam
Name:	Oren Elkayam
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Mobilicom Limited hereby severally constitutes and appoints Oren Elkayam and Liad Gelfer, the true and lawful attorney with full power to them, to sign for the undersigned and in his or her name in the capacities indicated below, any and all amendments, including the post-effective amendments, to this Registration Statement, and generally to do all such things in the undersigned’s name and behalf in such capacities to enable Mobilicom Limited to comply with the applicable provisions of the Securities Act of 1933, as amended, and all rules and regulation thereunder, and all requirements of the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms all that said attorneys or any of them shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Oren Elkayam	Chairman of the Board of Directors,	August 21, 2025
Oren Elkayam	Chief Executive Officer of Mobilicom Ltd. (Israel)
(Principal Executive Officer)

/s/ Liad Gelfer	Director of Finance of Mobilicom Ltd. (Israel)	August 21, 2025
Liad Gelfer	(Principal Financial Officer and Principal Accounting Officer)

/s/ Yossi Segal	Director	August 21, 2025
Yossi Segal

/s/ Jacqueline Bloom	Director	August 21, 2025
Jacqueline Bloom

/s/ Guy Givoni	Director	August 21, 2025
Guy Givoni

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Mobilicom Limited has signed this registration statement in the city of Wilmington, the State of Delaware, on August 21, 2025.

Mobilicom Inc.

By:	/s/ Oren Elkayam
Name: Oren Elkayam
Title: Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Constitution of Mobilicom Limited (included as Exhibit 3.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on April 27, 2022 and incorporated herein by reference)
3.2	Form of Deposit Agreement between the registrant, the Bank of New York Mellon as Depositary, and owners and holders from time to time of ADSs issued thereunder (filed as Exhibit 4.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on June 6, 2022, and incorporated herein by reference)
3.3	Specimen American Depositary Receipt (included in Exhibit 4.1) (filed as Exhibit 4.2 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on June 6, 2022, and incorporated herein by reference)
5.1*	Opinion of QR Lawyers, Australian counsel to the Registrant (including consent)
23.1*	Consent of Ziv Haft (BDO Member Firm), independent registered public accounting firm with respect to financial statements of the Registrant
23.2*	Consent of QR Lawyers, Australian counsel to the Registrant (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Mobilicom Limited Employee Security Incentive Plan (filed as Exhibit 99.1 to our Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on January 14, 2025, and incorporated herein by reference)
107*	Filing Fee Table

*	Filed herewith.

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